Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Weikang Bio-Technology Group Co., Inc. (the "Company") on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Yanhua Liu , Chief Financial Officer, certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, our financial condition and result of operations.

WEIKANG BIO-TECHNOLOGY GROUP CO., INC. (Registrant)

Date: April 9, 2009	By:	/s/ Yanhua Liu
Yanhua Liu Chief Financial Officer